SEACOAST REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS
Record Net Income of $29.3 million Increasing 30% Quarter-over-Quarter

STUART, Fla., January 28, 2021 /GLOBE NEWSWIRE/ -- Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") (NASDAQ: SBCF) today reported net income in the fourth quarter of 2020 of $29.3 million, or $0.53 per diluted share, an increase of 30% compared to the third quarter of 2020. Adjusted net income1 for the fourth quarter of 2020 was $30.7 million, or $0.55 per diluted share, an increase of 12% compared to the third quarter of 2020. The ratio of tangible common equity to tangible assets was 11.01%, tangible book value per share increased to $16.16 and Tier 1 capital increased to 17.4%. For the full year 2020, net income was $77.8 million, or $1.44 per diluted share, compared to $98.7 million, or $1.90 per diluted share, in 2019. For the full year 2020, adjusted net income1 was $89.0 million, or $1.65 per diluted share, compared to $104.6 million, or $2.01 per diluted share, in 2019.
For the fourth quarter of 2020, return on average tangible assets was 1.49%, return on average tangible shareholders' equity was 13.87%, and the efficiency ratio was 48.23%, compared to 1.20%, 11.35%, and 61.65%, respectively, in the prior quarter. For the year ended December 31, 2020, return on average tangible assets was 1.08%, return on average tangible shareholder's equity was 10.10% and the efficiency ratio was 54.84% compared to 1.56%, 14.72% and 51.71%, respectively, for the year ended December 31, 2019.
Adjusted return on average tangible assets1 in the fourth quarter of 2020 was 1.50%, adjusted return on average tangible shareholders' equity1 was 14.00%, and the adjusted efficiency ratio1 was 48.75%, compared to 1.38%, 13.06%, and 54.82%, respectively, in the prior quarter. For the year ended December 31, 2020, adjusted return on average tangible assets1 was 1.17%, adjusted return on average tangible shareholder's equity1 was 10.93% and the adjusted efficiency ratio1 was 51.63% compared to 1.58%, 14.93% and 50.90%, respectively, for the year ended December 31, 2019.
Dennis S. Hudson, Seacoast’s Executive Chairman, said, “We wrapped up an unprecedented year with strong performance in the fourth quarter. We continued to generate disciplined growth and delivered continued improvements in operating leverage. I am extremely proud of our team's performance this year as they successfully navigated the effects of the pandemic and continued to produce excellent results, ending 2020 with fourth quarter earnings exceeding the same quarter in the prior year, including achieving an efficiency ratio below 50%. Looking back over my time as CEO here at Seacoast, I am reminded of the many occasions our team has risen to the challenges of the day, which helped create an organization and culture that continues to grow stronger and more resilient. This team and our fortress balance sheet will continue to support the successful execution of our strategic priorities in 2021 and beyond under Chuck's capable leadership.”
Charles M. Shaffer, Seacoast's President and CEO, said, “We continue to steadily build shareholder value through consistent growth in our tangible book value per share, which ended the period at $16.16, an increase of 15% during the quarter on an annualized basis. The tangible common equity ratio of 11% supports our ability to deploy capital for organic growth and opportunistic acquisitions. Seacoast is committed to maintaining its fortress balance sheet, built around strong capital and strict credit underwriting. Our goal remains to continue increasing market share in a disciplined manner by cultivating value-creating relationships, improving digital customer experiences, and driving greater productivity across the franchise by delivering products and services to our markets more efficiently than our competitors.”
Financial Results
Income Statement
•Net income was $29.3 million, or $0.53 per diluted share for the fourth quarter of 2020, compared to $22.6 million, or $0.42, for the prior quarter. For the year ended December 31, 2020, net income was $77.8 million, or $1.44 per diluted share, compared to $98.7 million, or $1.90, for the year ended December 31, 2019. Adjusted net income1 was $30.7 million, or $0.55 per diluted share for the fourth quarter of 2020, compared to $27.3

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

million, or $0.50, for the prior quarter. For the year ended December 31, 2020, adjusted net income1 was $89.0 million, or $1.65 per diluted share, compared to $104.6 million, or $2.01, for the year ended December 31, 2019.
•Net revenues were $83.7 million in the fourth quarter of 2020, an increase of $3.3 million, or 4%, compared to the prior quarter. For the year ended December 31, 2020, net revenues were $324.3 million, an increase of $24.0 million, or 8%, compared to the year ended December 31, 2019. Adjusted revenues1 were $83.7 million in the fourth quarter of 2020, an increase of $3.3 million, or 4%, from the prior quarter. For the year ended December 31, 2020, adjusted revenues1 were $323.1 million, an increase of $24.9 million, or 8%, compared to the year ended December 31, 2019.
•Net interest income totaled $68.8 million in the fourth quarter of 2020, an increase of $5.3 million, or 8%, from the prior quarter. For the year ended December 31, 2020, net interest income was $262.7 million, an increase of $19.1 million, or 8%, compared to the year ended December 31, 2019. During the fourth quarter of 2020, net interest income included $5.2 million in interest and fees earned on Paycheck Protection Program ("PPP") loans compared to $1.7 million in the third quarter of 2020. Lower PPP loan fees in the third quarter resulted from a calculation change to align fee recognition with the contractual maturity of the loans. Loan forgiveness began in the fourth quarter of 2020, resulting in accelerated recognition of $1.5 million in PPP loan fees. The remaining $9.5 million in deferred PPP loan fees will be recognized over the loans' remaining contractual maturity or, if sooner, as loans are forgiven.
•Net interest margin was 3.59% in the fourth quarter of 2020, compared to 3.40% in the third quarter of 2020. PPP loans negatively affected the net interest margin by one basis point in the fourth quarter of 2020. In the third quarter of 2020, which was impacted by a change in the fee recognition schedule, PPP loans negatively affected net interest margin by 19 basis points. Accretion of purchase discounts on acquired loans increased net interest margin by 23 basis points in the fourth quarter of 2020, compared to 17 basis points in the third quarter. Excluding these items, net interest margin declined five basis points to 3.37%. The yield on loans, excluding PPP and accretion of purchase discount, increased one basis point. The yield on securities declined 39 basis points, reflecting continued interest rate resets, elevated prepayments and additional deployment of excess liquidity into securities in the fourth quarter. The cost of deposits decreased five basis points, from 24 basis points in the third quarter to 19 basis points in the fourth quarter, reflecting our continued repricing down of interest-bearing deposits and time deposits.
•Noninterest income totaled $14.9 million in the fourth quarter of 2020, a decrease of $2.0 million, or 12%, compared to the prior quarter. For the year ended December 31, 2020, noninterest income was $61.6 million, an increase of $4.8 million, or 9%, compared to the year ended December 31, 2019. Results for the fourth quarter of 2020 included the following:
◦Mortgage banking fees were $3.6 million, compared to a record $5.3 million in the prior quarter. Low interest rates continued to fuel refinance demand in the fourth quarter, though at lower levels than in the prior quarter, while the Florida housing market remains strong and continues to benefit from the inflow of new residents and businesses.
◦Interchange revenue was $3.6 million, compared to a record $3.7 million in the third quarter of 2020. In 2020, Seacoast customers used their debit cards at an accelerated pace, driving record interchange results for the year that exceeded pre-pandemic levels.
◦Service charges on deposits increased $0.2 million compared to the third quarter of 2020. Service charges remain lower than pre-pandemic levels, the result of higher average deposit balances for both business and consumer customers.
◦Wealth management income was $1.9 million compared to a record $2.0 million in the third quarter of 2020. A determined and consistent focus on building new relationships and providing exceptional service continues to generate growth in assets under management, with a 33% increase from prior year to $870 million at December 31, 2020. Most of the fourth quarter new production came late in the quarter, so the benefit will be reflected fully in our 2021 financial results.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Seacoast recorded a provision for credit losses of $1.9 million in the fourth quarter of 2020, compared to a $0.8 million reversal in the prior quarter. The ratio of allowance for credit losses to total loans was 1.62% at December 31, 2020, compared to 1.60% at September 30, 2020. Excluding PPP loans, the ratio was 1.79% at December 31, 2020, compared to 1.80% at September 30, 2020.
•Noninterest expense was $43.7 million in the fourth quarter of 2020, a decrease of $8.0 million, or 15%, compared to the prior quarter. For the year ended December 31, 2020, noninterest expense was $185.6 million, an increase of $24.8 million, or 15%, compared to the year ended December 31, 2019. Changes from the third quarter of 2020 consisted of the following:
◦Salaries and wages decreased by $1.6 million, or 7%. In the fourth quarter, accelerated commercial loan production resulted in higher deferrals of related salary costs, in accordance with ASC 310-20. This was partially offset by $0.3 million in severance related to a targeted staff reduction. The third quarter included $0.6 million in expenses associated with the acquisition of Freedom Bank.
◦Data processing costs decreased by $1.9 million, or 31%, the result of Freedom Bank merger-related costs incurred in the third quarter.
◦Lower occupancy expenses reflect charges in the third quarter of 2020 associated with the consolidation of one branch location. Three additional branch consolidations are expected in the first quarter of 2021.
◦Furniture and equipment decreased by $0.3 million, or 16%, reflecting the impact of equipment disposals associated with the Freedom Bank acquisition completed during the third quarter.
◦Marketing expense decreased by $0.5 million, or 31%, the result of higher expenses in the third quarter associated with a marketing campaign.
◦Legal and professional fees decreased by $2.5 million, or 83% from the third quarter. Third quarter 2020 results include $1.3 million in merger-related costs. The remainder of the decrease in the fourth quarter relates to the one-time recovery of certain legal expenses incurred during 2020.
◦Foreclosed property expense increased in the fourth quarter of 2020 by $1.3 million, largely the result of write-downs on two properties upon receipt of updated valuations.
◦A release of reserves for unfunded commitments resulted in a benefit of $0.8 million in the fourth quarter and reflects the impact of an improved economic outlook in specific loan segments associated with the reserve. Since the outbreak of COVID-19, the Company has not experienced any material increases in line utilization by its customers.
◦Other expenses decreased by $0.6 million, or 14%, with comparably higher mortgage loan production-related expenses and higher executive recruiting fees in the third quarter.
•Seacoast recorded $8.8 million of income tax expense in the fourth quarter of 2020, compared to $7.0 million in the prior quarter. Tax impacts related to stock-based compensation were nominal each period.
•Adjusted revenues1 in the fourth quarter of 2020 increased 4% compared to the prior quarter while adjusted noninterest expense1 decreased 8%, generating 12% operating leverage.
•The ratio of net adjusted noninterest expense1 to average tangible assets was 2.00% in the fourth quarter of 2020, compared to 2.24% in the prior quarter. Net adjusted noninterest expense1 in the fourth quarter of 2020 reflects the impact of increased commercial loan production, resulting in higher deferrals of related origination expenses.
•The efficiency ratio was 48.2% compared to 61.6% in the prior quarter. The adjusted efficiency ratio1 was 48.8% compared to 54.8% in the prior quarter, reflecting the benefit of higher PPP fee accretion, a continued focus on disciplined expense control, and strong commercial loan production, resulting in higher deferrals of loan production related salary expenses.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

Balance Sheet
•At December 31, 2020, the Company had total assets of $8.3 billion and total shareholders' equity of $1.1 billion. Book value per share was $20.46, and tangible book value per share was $16.16, compared to $19.91 and $15.57, respectively, on September 30, 2020. This reflects annualized growth in tangible book value per share of 15%.
•Debt securities totaled $1.6 billion on December 31, 2020, an increase of $88.4 million compared to September 30, 2020. Purchases during the quarter were primarily in government-sponsored mortgage-backed securities with an average yield of 1.43%.
•Loans totaled $5.7 billion on December 31, 2020, a decrease of $122.7 million, or 2%, compared to September 30, 2020. The decrease includes $71.8 million in PPP loan forgiveness in the fourth quarter of 2020. Seacoast continues to maintain strict underwriting and an overall conservative credit posture.
•Loan originations were $541.0 million in the fourth quarter of 2020, compared to $346.7 million in the third quarter of 2020, an increase of 56%.
▪Commercial originations during the fourth quarter of 2020 were $277.4 million, compared to $88.2 million in the third quarter of 2020. Seacoast continues to maintain conservative underwriting guidelines in the current economic environment, while extending credit to well-qualified customers.
▪Residential loans originated for sale in the secondary market were $161.6 million in the fourth quarter of 2020, compared to $162.5 million in the third quarter of 2020. The residential lending team's continued focus on high-quality service levels to homebuyers, refinance customers, and local real estate professionals has allowed them to capitalize on a strong Florida housing market throughout the year.
▪Closed residential loans retained in the portfolio totaled $54.5 million in the fourth quarter of 2020, compared to $25.4 million in the third quarter of 2020.
▪Consumer originations in the fourth quarter of 2020 were $47.5 million, compared to $62.3 million in the third quarter of 2020.
◦Since the beginning of the pandemic, Seacoast has supported financially impacted borrowers by providing loan accommodations including the ability to defer payments. As of December 31, 2020, loans with payment accommodations totaled $74.1 million, or 1% of total loans excluding PPP, compared to $702.7 million, or 13%, at September 30, 2020.
•Pipelines (loans in underwriting and approval or approved and not yet closed) totaled $302.0 million on December 31, 2020, a decrease of 34% from the third quarter of 2020.
◦Commercial pipelines were $166.7 million as of December 31, 2020, compared to $256.2 million as of the prior quarter end, in line with a seasonal trend of slower volumes in the first quarter.
◦Residential saleable pipelines were $92.0 million as of December 31, 2020, compared to $149.9 million as of the prior quarter end. Retained residential pipelines were $25.1 million as of December 31, 2020, compared to $33.4 million as of the prior quarter end. The declines quarter-over-quarter reflect a slowing refinance market.
◦Consumer pipelines were $18.2 million as of December 31, 2020, compared to $17.1 million as of the prior quarter-end.
•Total deposits were $6.9 billion as of December 31, 2020, an increase of $17.7 million, compared to September 30, 2020.
◦The overall cost of deposits declined to 19 basis points in the fourth quarter of 2020 from 24 basis points in the prior quarter.
◦Total transaction account balances increased 39% year-over-year and, as a percentage of overall deposit funding, remained at 56%.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

◦Interest-bearing deposits (interest-bearing demand, savings, and money market deposits) increased $314.0 million, or 9%, quarter-over-quarter to $3.8 billion, noninterest-bearing demand deposits decreased $111.0 million, or 5%, to $2.3 billion, and CDs (excluding brokered) decreased $38.1 million, or 6%, to $597.3 million.
◦As of December 31, 2020, deposits per banking center were $136 million, compared to $116 million on December 31, 2019.
Asset Quality
•Nonperforming loans decreased by $0.8 million to $36.1 million at December 31, 2020. Nonperforming loans to total loans outstanding were 0.63% at December 31, 2020, 0.63% at September 30, 2020, and 0.52% at December 31, 2019.
•Nonperforming assets to total assets decreased by five basis points to 0.59% at December 31, 2020, compared to 0.64% at September 30, 2020 and 0.55% at December 31, 2019.
•The ratio of allowance for credit losses to total loans was 1.62% at December 31, 2020, 1.60% at September 30, 2020, and 0.68% at December 31, 2019. The Company has assigned no allowance for credit losses to PPP loans, as the United States government contractually guarantees repayment for such loans. Excluding PPP loans, the ratio of allowance for credit losses to total loans at December 31, 2020, was 1.79%, compared to 1.80% at September 30, 2020.
•Net charge-offs were $3.1 million, or 0.21% of average loans for the fourth quarter of 2020 compared to $1.7 million, or 0.12% of average loans in the third quarter of 2020 and $3.2 million, or 0.25% of average loans in the fourth quarter of 2019. Charge-offs in the fourth quarter of 2020 were primarily from a small number of commercial loans, none of which individually exceeded $0.6 million. Net charge-offs for the four most recent quarters averaged 0.13%.
•Portfolio diversification, in terms of asset mix, industry, and loan type, has been a critical element of the Company's lending strategy. Exposure across industries and collateral types is broadly distributed. Excluding PPP loans, Seacoast's average commercial loan size is $399,000, reflecting an ability to maintain granularity within the overall loan portfolio.
•The Company does not have any purchased loan syndications, shared national credits, or mezzanine finance.
•Since the outbreak of COVID-19, the Company has not experienced any material increase in consumer or commercial line utilization.
•Construction and land development and commercial real estate loans remain well below regulatory guidance at 26% and 169% of total bank-level risk based capital, respectively, compared to 30% and 176% respectively, in the third quarter of 2020. On a consolidated basis, construction and land development and commercial real estate loans represent 24% and 157%, respectively, of total consolidated risk-based capital.
•As the trajectory of the economic recovery remains unclear as the negative impact of COVID-19 continues and further fiscal stimulus is uncertain, Seacoast will remain vigilant in maintaining its conservative credit posture in 2021.
Capital and Liquidity
•The tier 1 capital ratio increased to 17.4% from 16.8% at September 30, 2020, and 15.0% December 31, 2019. The total capital ratio was 18.5% and the tier 1 leverage ratio was 11.9% at December 31, 2020.
•Tangible common equity to tangible assets was 11.01% at December 31, 2020, compared to 10.67% at September 30, 2020 and 11.05% at December 31, 2019.
•Cash and cash equivalents at December 31, 2020 totaled $404.1 million, an increase of $279.6 million from December 31, 2019, as Seacoast maintained a prudent liquidity position.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•At December 31, 2020, the Company had available unsecured lines of credit of $135.0 million and lines of credit under lendable collateral value of $1.8 billion. $1.2 billion of debt securities and $733.3 million in residential and commercial real estate loans are available as collateral for potential borrowings.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

FINANCIAL HIGHLIGHTS
(Amounts in thousands except per share data)	(Unaudited)
	Quarterly Trends

	4Q'20	3Q'20	2Q'20	1Q'20	4Q'19
Selected Balance Sheet Data:
Total Assets	$8,342,392	$8,287,840	$8,084,013	$7,352,894	$7,108,511
Gross Loans	5,735,349	5,858,029	5,772,052	5,317,208	5,198,404
Total Deposits	6,932,561	6,914,843	6,666,783	5,887,499	5,584,753

Performance Measures:
Net Income	$29,347	$22,628	$25,080	$709	$27,176
Net Interest Margin	3.59%	3.40%	3.70%	3.93%	3.84%
Average Diluted Shares Outstanding	55,739	54,301	53,308	52,284	52,081
Diluted Earnings Per Share (EPS)	$0.53	$0.42	$0.47	$0.01	$0.52
Return on (annualized):
Average Assets (ROA)	1.39%	1.11%	1.27%	0.04%	1.54%
Average Tangible Assets (ROTA)[2]	1.49	1.20	1.37	0.11	1.66
Average Tangible Common Equity (ROTCE)[2]	13.87	11.35	13.47	0.95	14.95
Tangible Common Equity to Tangible Assets[2]	11.01	10.67	10.19	10.68	11.05
Tangible Book Value Per Share[2]	$16.16	$15.57	$15.11	$14.42	$14.76
Efficiency Ratio	48.23%	61.65%	50.11%	59.85%	48.36%

Adjusted Operating Measures[1]:
Adjusted Net Income	$30,700	$27,336	$25,452	$5,462	$26,837
Adjusted Diluted EPS	0.55	0.50	0.48	0.10	0.52
Adjusted ROTA[2]	1.50%	1.38%	1.33%	0.32%	1.57%
Adjusted ROTCE[2]	14.00	13.06	13.09	2.86	14.19
Adjusted Efficiency Ratio	48.75	54.82	49.60	53.55	47.52
Net Adjusted Noninterest Expense as a Percent of Average Tangible Assets[2]	2.00	2.24	2.11	2.46	2.11

Other Data:
Market capitalization[3]	$1,626,913	$994,690	$1,081,009	$965,097	$1,574,775
Full-time equivalent employees	965	968	924	919	867
Number of ATMs	77	77	76	76	78
Full-service banking offices	51	51	50	50	48
Registered online users	123,615	121,620	117,273	113,598	109,684
Registered mobile devices	115,129	110,241	108,062	104,108	99,361
[1]Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[3]Common shares outstanding multiplied by closing bid price on last day of each period.

Fourth Quarter Strategic Highlights
•For the third consecutive year, Seacoast has been recognized as one of Fortune Magazine's 100 Fastest-Growing Companies. As the only financial institution headquartered in Florida to earn a spot on the prestigious list, this distinction is a direct reflection of the remarkable job the Seacoast team has done serving customers, implementing technological improvements, and executing our balanced growth strategy.
•Seacoast’s successful combination of organic growth with value-creating acquisitions continued to benefit shareholders and associates in 2020 with the acquisitions of First Bank of Palm Beaches and Freedom Bank. Both acquisitions added experienced bankers while expanding our presence in attractive growth markets, further supporting sustainable, profitable growth.

    Capitalizing on Seacoast's Early Commitment to Digital Transformation
•Digital adoption and usage remain strong. Registered mobile devices have increased 16% in 2020, and online users have increased 13%. Growth is coming from both consumer and business customers utilizing the convenience of mobile and online channels.
•Approximately 51% of all deposit transactions were completed outside of the branch network during 2020, an increase of 11% compared to 2019. Routine transactions continue to migrate from the branch network to lower cost channels.
•Seacoast and its customers are benefiting from our automated PPP forgiveness solution that streamlines the process for clients while integrating with Seacoast’s existing technology infrastructure. In the fourth quarter of 2020, $71.8 million in loan forgiveness was processed. In January 2021, the Company began accepting applications for the re-opening of the PPP lending program on our fully digital origination platform. As of January 27, the Company had received approximately 1,500 applications for $170 million under the latest round of PPP.
•As customer preferences change, Seacoast continues to evolve its branch footprint by redirecting capacity into attractive growth markets. In alignment with this strategy, we expect to consolidate three additional branch locations in the first quarter of 2021.

Scaling and Evolving Our Culture
•Seacoast’s “Manager Excellence” training program was recently recognized by American Banker, which named Seacoast one of 2020’s Best Banks to Work For. Providing first-time managers and emerging leaders with skill development and ongoing support creates an environment for our associates to recognize and pursue rewarding career opportunities.
•The Company continues to recruit and acquire strong commercial banking talent. During the fourth quarter of 2020, Seacoast welcomed a team of commercial bankers and credit talent from Wells Fargo in Central Florida. Additionally, in early January 2021, the Company hired Ron York as Treasury Management Executive, formerly with First Horizon Bank.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

OTHER INFORMATION
Conference Call Information
Seacoast will host a conference call on January 29, 2021 at 10:00 a.m. (Eastern Time) to discuss the fourth quarter and year end 2020 earnings results and business trends. Investors may call in (toll-free) by dialing (800) 774-6070 (passcode 5585 590#; host Chuck Shaffer). Charts will be used during the conference call and may be accessed at Seacoast's website at www.SeacoastBanking.com     by selecting "Presentations" under the heading "News/Events." A replay of the call will be available for one month, beginning late afternoon of January 29, 2021, by clicking here and using passcode 50062311.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at www.SeacoastBanking.com. The link is located in the subsection "Presentations" under the heading "Corporate Information." Beginning the afternoon of January 29, 2021, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $8.3 billion in assets and $6.9 billion in deposits as of December 31, 2020. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, and 51 traditional branches of its locally-branded, wholly-owned subsidiary bank, Seacoast Bank. Offices stretch from Fort Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties. More information about the Company is available at www.SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that we have acquired, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts, any of which may be impacted by the COVID-19 pandemic and related effects on the U.S. economy. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality and the adverse impact of COVID-19 (economic and otherwise); governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices, including the impact of the adoption of CECL; our participation in the Paycheck Protection Program ("PPP"); the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; uncertainty related to the impact of LIBOR calculations on securities and loans; changes in borrower credit risks and payment behaviors; changing retail distribution strategies, customer preferences and behavior; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect us or the banking industry; our concentration in commercial real estate loans; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of our investments due to market volatility or counterparty payment risk; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including our ability to continue to identify acquisition targets and successfully acquire desirable financial institutions; changes in technology or products that may be more difficult, costly, or less effective than anticipated; our ability to identify and address increased cybersecurity risks; inability of our risk management framework to manage risks associated with our business; dependence on key suppliers or vendors to obtain equipment or services for our business on acceptable terms; reduction in or the termination of our ability to use the mobile-based platform that is critical to our business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected outcomes of and the costs associated with, existing or new litigation involving us; our ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that our deferred tax assets could be reduced if estimates of future taxable income from our operations and tax planning strategies are less than currently estimated and sales of our capital stock could trigger a reduction in the amount of net operating loss carryforwards that we may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.

Given the many unknowns and risks being heavily weighted to the downside, our forward-looking statements are subject to the risk that conditions will be substantially different than we are currently expecting. If efforts to contain COVID-19 are unsuccessful and restrictions on movement last into 2021 and beyond, the recession would be much longer and much more severe. Ineffective fiscal stimulus, or an extended delay in implementing it, are also major downside risks. The deeper the recession is, and the longer it lasts, the more it will damage consumer fundamentals and sentiment. This could both prolong the recession, and/or make any recovery weaker. Similarly, the recession could damage business fundamentals. And an extended global recession due to COVID-19 would weaken the U.S. recovery. As a result, the outbreak and its consequences, including responsive measures to manage it, have had and are likely to continue to have an adverse effect, possibly materially, on our business and financial performance by adversely affecting, possibly materially, the demand and profitability of our products and services, the valuation of assets and our ability to meet the needs of our customers.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2019, and our quarterly reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except ratios and per share data)	4Q'20	3Q'20	2Q'20	1Q'20	4Q'19	4Q'20	4Q'19

Summary of Earnings
Net income	$29,347	$22,628	$25,080	$709	$27,176	$77,764	$98,739
Adjusted net income[1]	30,700	27,336	25,452	5,462	26,837	88,950	104,591
Net interest income[2]	68,903	63,621	67,388	63,291	61,846	263,203	243,953
Net interest margin[2,3]	3.59%	3.40%	3.70%	3.93%	3.84%	3.65%	3.92%

Performance Ratios
Return on average assets-GAAP basis[3]	1.39%	1.11%	1.27%	0.04%	1.54%	0.99%	1.45%
Return on average tangible assets-GAAP basis[3,4]	1.49	1.20	1.37	0.11	1.66	1.08	1.56
Adjusted return on average tangible assets[1,3,4]	1.50	1.38	1.33	0.32	1.57	1.17	1.58
Net adjusted noninterest expense to average tangible assets[1,3,4]	2.00	2.24	2.11	2.46	2.11	2.19	2.30

Return on average shareholders' equity-GAAP basis[3]	10.51	8.48	9.96	0.29	11.04	7.44	10.63
Return on average tangible common equity-GAAP basis[3,4]	13.87	11.35	13.47	0.95	14.95	10.10	14.72
Adjusted return on average tangible common equity[1,3,4]	14.00	13.06	13.09	2.86	14.19	10.93	14.93
Efficiency ratio[5]	48.23	61.65	50.11	59.85	48.36	54.84	51.71
Adjusted efficiency ratio[1]	48.75	54.82	49.60	53.55	47.52	51.63	50.90
Noninterest income to total revenue (excluding securities gains/losses)	17.85	21.06	17.00	18.84	18.30	18.68	18.56
Tangible common equity to tangible assets[4]	11.01	10.67	10.19	10.68	11.05	11.01	11.05
Average loan-to-deposit ratio	84.48	87.83	88.48	93.02	90.71	88.20	89.21
End of period loan-to-deposit ratio	83.72	85.77	87.40	90.81	93.44	83.72	93.44

Per Share Data
Net income diluted-GAAP basis	$0.53	$0.42	$0.47	$0.01	$0.52	$1.44	$1.90
Net income basic-GAAP basis	0.53	0.42	0.47	0.01	0.53	1.45	1.92
Adjusted earnings[1]	0.55	0.50	0.48	0.10	0.52	1.65	2.01

Book value per share common	20.46	19.91	19.45	18.82	19.13	20.46	19.13
Tangible book value per share	16.16	15.57	15.11	14.42	14.76	16.16	14.76
Cash dividends declared	—	—	—	—	—	—	—

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Calculated on a fully taxable equivalent basis using amortized cost.
[3]These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
[4]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[5]Defined as noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and losses).

CONDENSED CONSOLIDATED STATEMENTS OF INCOME		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'20	3Q'20	2Q'20	1Q'20	4Q'19	4Q'20	4Q'19

Interest on securities:
Taxable	$6,477	$6,972	$7,573	$8,696	$8,500	$29,718	$35,354
Nontaxable	86	125	121	122	130	454	555
Fees on PPP loans	3,603	161	4,010	—	—	7,774	—
Interest on PPP loans	1,585	1,558	1,058	—	—	4,201	—
Interest and fees on loans - excluding PPP loans	60,407	58,768	59,776	63,440	62,868	242,391	250,535
Interest on federal funds sold and other investments	523	556	684	734	788	2,497	3,379
Total Interest Income	72,681	68,140	73,222	72,992	72,286	287,035	289,823

Interest on deposits	1,228	1,299	1,203	3,190	3,589	6,920	16,621
Interest on time certificates	2,104	2,673	3,820	4,768	5,084	13,365	21,776
Interest on borrowed money	558	665	927	1,857	1,853	4,007	7,808
Total Interest Expense	3,890	4,637	5,950	9,815	10,526	24,292	46,205

Net Interest Income	68,791	63,503	67,272	63,177	61,760	262,743	243,618
Provision for credit losses	1,900	(845)	7,611	29,513	4,800	38,179	10,999
Net Interest Income After Provision for Credit Losses	66,891	64,348	59,661	33,664	56,960	224,564	232,619

Noninterest income:
Service charges on deposit accounts	2,423	2,242	1,939	2,825	2,960	9,429	11,529
Interchange income	3,596	3,682	3,187	3,246	3,387	13,711	13,399
Wealth management income	1,949	1,972	1,719	1,867	1,579	7,507	6,352
Mortgage banking fees	3,646	5,283	3,559	2,208	1,514	14,696	6,490
Marine finance fees	145	242	157	146	338	690	1,053
SBA gains	113	252	181	139	576	685	2,472
BOLI income	889	899	887	886	904	3,561	3,674
Other	2,187	2,370	2,147	3,352	2,579	10,056	10,546
	14,948	16,942	13,776	14,669	13,837	60,335	55,515
Securities gains (losses), net	(18)	4	1,230	19	2,539	1,235	1,217
Total Noninterest Income	14,930	16,946	15,006	14,688	16,376	61,570	56,732

Noninterest expenses:
Salaries and wages	21,490	23,125	20,226	23,698	17,263	88,539	73,829
Employee benefits	3,915	3,995	3,379	4,255	3,323	15,544	13,697
Outsourced data processing costs	4,233	6,128	4,059	4,633	3,645	19,053	15,077
Telephone / data lines	774	705	791	714	651	2,984	2,958
Occupancy	3,554	3,858	3,385	3,353	3,368	14,150	14,284
Furniture and equipment	1,317	1,576	1,358	1,623	1,416	5,874	6,245
Marketing	1,045	1,513	997	1,278	885	4,833	4,161
Legal and professional fees	509	3,018	2,277	3,363	2,025	9,167	8,553
FDIC assessments	528	474	266	—	—	1,268	881
Amortization of intangibles	1,421	1,497	1,483	1,456	1,456	5,857	5,826
Foreclosed property expense and net loss/(gain) on sale	1,821	512	245	(315)	3	2,263	51
Provision for credit losses on unfunded commitments	(795)	756	178	46	—	185	—
Other	3,869	4,517	3,755	3,694	4,022	15,835	15,177
Total Noninterest Expense	43,681	51,674	42,399	47,798	38,057	185,552	160,739

Income Before Income Taxes	38,140	29,620	32,268	554	35,279	100,582	128,612
Income taxes	8,793	6,992	7,188	(155)	8,103	22,818	29,873

Net Income	$29,347	$22,628	$25,080	$709	$27,176	$77,764	$98,739

Per share of common stock:

Net income diluted	$0.53	$0.42	$0.47	$0.01	$0.52	$1.44	$1.90
Net income basic	0.53	0.42	0.47	0.01	0.53	1.45	1.92
Cash dividends declared	—	—	—	—	—	—	—

Average diluted shares outstanding	55,739	54,301	53,308	52,284	52,081	53,930	52,029
Average basic shares outstanding	55,219	53,978	52,985	51,803	51,517	53,502	51,449

CONDENSED CONSOLIDATED BALANCE SHEETS		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2020	2020	2020	2020	2019

Assets
Cash and due from banks	$86,630	$81,692	$84,178	$82,111	$89,843
Interest bearing deposits with other banks	317,458	227,876	440,142	232,763	34,688
Total Cash and Cash Equivalents	404,088	309,568	524,320	314,874	124,531

Time deposits with other banks	750	2,247	2,496	3,742	3,742

Debt Securities:
Available for sale (at fair value)	1,398,157	1,286,858	976,025	910,311	946,855
Held to maturity (at amortized cost)	184,484	207,376	227,092	252,373	261,369
Total Debt Securities	1,582,641	1,494,234	1,203,117	1,162,684	1,208,224

Loans held for sale	68,890	73,046	54,943	29,281	20,029

Loans	5,735,349	5,858,029	5,772,052	5,317,208	5,198,404
Less: Allowance for credit losses	(92,733)	(94,013)	(91,250)	(85,411)	(35,154)
Net Loans	5,642,616	5,764,016	5,680,802	5,231,797	5,163,250

Bank premises and equipment, net	75,117	76,393	69,041	71,540	66,615
Other real estate owned	12,750	15,890	15,847	14,640	12,390
Goodwill	221,176	221,176	212,146	212,085	205,286
Other intangible assets, net	16,745	18,163	17,950	19,461	20,066
Bank owned life insurance	131,776	130,887	127,954	127,067	126,181
Net deferred tax assets	23,629	25,503	21,404	19,766	16,457
Other assets	162,214	156,717	153,993	145,957	141,740
Total Assets	$8,342,392	$8,287,840	$8,084,013	$7,352,894	$7,108,511

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$2,289,787	$2,400,744	$2,267,435	$1,703,628	$1,590,493
Interest-bearing demand	1,566,069	1,385,445	1,368,146	1,234,193	1,181,732
Savings	689,179	655,072	619,251	554,836	519,152
Money market	1,556,370	1,457,078	1,232,892	1,124,378	1,108,363
Other time certificates	425,878	457,964	445,176	489,669	504,837
Brokered time certificates	233,815	381,028	572,465	597,715	472,857
Time certificates of more than $250,000	171,463	177,512	161,418	183,080	207,319
Total Deposits	6,932,561	6,914,843	6,666,783	5,887,499	5,584,753

Securities sold under agreements to repurchase	119,609	89,508	92,125	64,723	86,121
Federal Home Loan Bank borrowings	—	35,000	135,000	265,000	315,000
Subordinated debt	71,365	71,295	71,225	71,155	71,085
Other liabilities	88,455	78,853	88,277	72,730	65,913
Total Liabilities	7,211,990	7,189,499	7,053,410	6,361,107	6,122,872

Shareholders' Equity
Common stock	5,524	5,517	5,299	5,271	5,151
Additional paid in capital	856,092	854,188	811,328	809,533	786,242
Retained earnings	256,701	227,354	204,719	179,646	195,813
Treasury stock	(8,285)	(7,941)	(8,037)	(7,422)	(6,032)
	1,110,032	1,079,118	1,013,309	987,028	981,174
Accumulated other comprehensive income, net	20,370	19,223	17,294	4,759	4,465
Total Shareholders' Equity	1,130,402	1,098,341	1,030,603	991,787	985,639
Total Liabilities & Shareholders' Equity	$8,342,392	$8,287,840	$8,084,013	$7,352,894	$7,108,511

Common shares outstanding	55,243	55,169	52,991	52,709	51,514

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Amounts in thousands)	4Q'20	3Q'20	2Q'20	1Q'20	4Q'19

Credit Analysis
Net charge-offs - non-acquired loans	$3,028	$1,112	$1,714	$1,316	$2,930
Net charge-offs (recoveries) - acquired loans	99	624	37	(343)	295
Total Net Charge-offs	3,127	1,736	1,751	973	3,225

Net charge-offs to average loans - non-acquired loans	0.20%	0.08%	0.12%	0.10%	0.23%
Net charge-offs (recoveries) to average loans - acquired loans	0.01	0.04	—	(0.03)	0.02
Total Net Charge-offs to Average Loans	0.21	0.12	0.12	0.07	0.25

Allowance for credit losses - non-acquired loans	$69,786	$70,388	$73,587	$69,498	$34,573
Allowance for credit losses - acquired loans	22,947	23,625	17,663	15,913	581
Total Allowance for Credit Losses	$92,733	$94,013	$91,250	$85,411	$35,154

Non-acquired loans at end of period	$4,196,205	$4,157,376	$4,315,892	$4,373,378	$4,317,919
Acquired loans at end of period	972,183	1,061,853	879,710	943,830	880,485
Paycheck Protection Program loans at end of period[1]	566,961	638,800	576,450	—	—
Total Loans	$5,735,349	$5,858,029	$5,772,052	$5,317,208	$5,198,404

Non-acquired loans allowance for credit losses to non-acquired loans at end of period	1.66%	1.69%	1.71%	1.59%	0.80%
Total allowance for credit losses to total loans at end of period	1.62	1.60	1.58	1.61	0.68
Total allowance for credit losses to total loans, excluding PPP loans	1.79	1.80	1.76	1.61	0.68
Purchase discount on acquired loans at end of period	2.86	3.01	3.29	3.36	3.83

End of Period
Nonperforming loans	$36,110	$36,897	$30,051	$25,582	$26,955
Other real estate owned	10,182	12,299	10,967	11,048	5,549
Properties previously used in bank operations included in other real estate owned	2,569	3,592	4,880	3,592	6,842
Total Nonperforming Assets	$48,861	$52,788	$45,898	$40,222	$39,346

Accruing troubled debt restructures (TDRs)	$4,182	$10,190	$10,338	$10,833	$11,100

Nonperforming Loans to Loans at End of Period	0.63%	0.63%	0.52%	0.48%	0.52%
Nonperforming Assets to Total Assets at End of Period	0.59	0.64	0.57	0.55	0.55

	December 31,	September 30,	June 30,	March 31,	December 31,
Loans	2020	2020	2020	2020	2019

Construction and land development	$245,108	$280,610	$298,835	$295,405	$325,113
Commercial real estate - owner occupied	1,141,310	1,125,460	1,076,650	1,082,893	1,034,963
Commercial real estate - non-owner occupied	1,395,854	1,394,464	1,392,787	1,381,096	1,344,008
Residential real estate	1,342,628	1,393,396	1,468,171	1,559,754	1,507,863
Commercial and financial	854,753	833,083	757,232	796,038	778,252
Consumer	188,735	192,216	201,927	202,022	208,205
Paycheck Protection Program	566,961	638,800	576,450	—	—
Total Loans	$5,735,349	$5,858,029	$5,772,052	$5,317,208	$5,198,404

[1]3Q'20 includes $54 million in Paycheck Protection Program loans acquired from Freedom Bank

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]					(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	4Q'20			3Q'20			4Q'19
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$1,496,536	$6,477	1.73%	$1,322,160	$6,972	2.11%	$1,179,843	$8,500	2.88%
Nontaxable	25,943	109	1.68	23,570	157	2.67	20,709	162	3.13
Total Securities	1,522,479	6,586	1.73	1,345,730	7,129	2.12	1,200,552	8,662	2.89

Federal funds sold and other investments	197,379	523	1.05	239,511	556	0.92	84,961	788	3.68

Loans excluding PPP loans	5,276,224	60,497	4.56	5,242,776	58,854	4.47	5,104,272	62,922	4.89
PPP loans	629,855	5,187	3.28	618,088	1,719	1.11	—	—	—
Total Loans	5,906,079	65,684	4.42	5,860,864	60,573	4.11	5,104,272	62,922	4.89

Total Earning Assets	7,625,937	72,793	3.80	7,446,105	68,258	3.65	6,389,785	72,372	4.49

Allowance for credit losses	(93,148)			(92,151)			(34,072)
Cash and due from banks	235,519			138,749			99,008
Premises and equipment	76,001			72,572			67,485
Intangible assets	238,631			228,801			226,060
Bank owned life insurance	131,208			129,156			125,597
Other assets	162,248			163,658			122,351

Total Assets	$8,376,396			$8,086,890			$6,996,214

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$1,458,299	$249	0.07%	$1,364,947	$330	0.10%	$1,190,681	$983	0.33%
Savings	672,864	166	0.10	648,319	170	0.10	528,771	422	0.32
Money market	1,523,960	813	0.21	1,328,931	799	0.24	1,148,453	2,184	0.75
Time deposits	911,091	2,104	0.92	1,051,316	2,673	1.01	1,078,297	5,084	1.87
Securities sold under agreements to repurchase	101,665	42	0.16	90,357	40	0.18	73,693	226	1.22
Federal funds purchased and Federal Home Loan Bank borrowings	15,978	80	1.99	93,913	181	0.77	181,134	845	1.85
Other borrowings	71,321	436	2.43	71,258	444	2.48	71,045	782	4.37

Total Interest-Bearing Liabilities	4,755,178	3,890	0.33	4,649,041	4,637	0.40	4,272,074	10,526	0.98

Noninterest demand	2,424,523			2,279,584			1,680,734
Other liabilities	85,622			96,458			67,206
Total Liabilities	7,265,323			7,025,083			6,020,014

Shareholders' equity	1,111,073			1,061,807			976,200

Total Liabilities & Equity	$8,376,396			$8,086,890			$6,996,214

Cost of deposits			0.19%			0.24%			0.61%
Interest expense as a % of earning assets			0.20%			0.25%			0.65%
Net interest income as a % of earning assets		$68,903	3.59%		$63,621	3.40%		$61,846	3.84%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Twelve Months Ended December 31, 2020			Twelve Months Ended December 31, 2019
	Average		Yield/	Average		Yield/
(Amounts in thousands, except ratios)	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$1,277,441	$29,718	2.33%	$1,176,842	$35,354	3.00%
Nontaxable	22,164	570	2.57	23,122	695	3.01
Total Securities	1,299,605	30,288	2.33	1,199,964	36,049	3.00

Federal funds sold and other investments	239,494	2,497	1.04	88,045	3,379	3.84

Loans excluding PPP loans	5,259,653	242,736	4.62	4,933,518	250,730	5.08
PPP loans	419,154	11,974	2.86	—	—	—
Total Loans	5,678,807	254,710	4.49	4,933,518	250,730	5.08

Total Earning Assets	7,217,906	287,495	3.98	6,221,527	290,158	4.66

Allowance for credit losses	(81,858)			(33,465)
Cash and due from banks	142,314			94,643
Premises and equipment	71,846			69,142
Intangible assets	231,267			228,042
Bank owned life insurance	128,569			124,803
Other assets	149,956			126,588

Total Assets	$7,860,000			$6,831,280

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$1,324,433	$1,710	0.13%	$1,114,334	$4,025	0.36%
Savings	610,015	849	0.14	516,526	2,015	0.39
Money market	1,294,629	4,361	0.34	1,164,938	10,581	0.91
Time deposits	1,101,321	13,365	1.21	1,092,516	21,776	1.99
Securities sold under agreements to repurchase	84,514	283	0.33	106,142	1,431	1.35
Federal funds purchased and Federal Home Loan Bank borrowings	139,439	1,540	1.10	131,921	3,010	2.28
Other borrowings	71,220	2,184	3.07	70,939	3,367	4.75

Total Interest-Bearing Liabilities	4,625,571	24,292	0.53	4,197,316	46,205	1.10

Noninterest demand	2,107,931			1,641,766
Other liabilities	81,279			63,405
Total Liabilities	6,814,781			5,902,487

Shareholders' equity	1,045,219			928,793

Total Liabilities & Equity	$7,860,000			$6,831,280

Cost of deposits			0.32%			0.69%
Interest expense as a % of earning assets			0.34%			0.74%
Net interest income as a % of earning assets		$263,203	3.65%		$243,953	3.92%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2020	2020	2020	2020	2019

Customer Relationship Funding
Noninterest demand
Commercial	$1,821,361	$1,973,494	$1,844,288	$1,336,352	$1,233,475
Retail	350,783	322,559	314,723	271,916	246,717
Public funds	90,973	70,371	74,674	71,029	85,122
Other	26,670	34,320	33,750	24,331	25,179
Total Noninterest Demand	2,289,787	2,400,744	2,267,435	1,703,628	1,590,493

Interest-bearing demand
Commercial	454,909	413,513	412,846	349,315	319,993
Retail	839,958	777,078	733,772	671,378	641,762
Public funds	271,202	194,854	221,528	213,500	219,977
Total Interest-Bearing Demand	1,566,069	1,385,445	1,368,146	1,234,193	1,181,732

Total transaction accounts
Commercial	2,276,270	2,387,007	2,257,134	1,685,667	1,553,468
Retail	1,190,741	1,099,637	1,048,495	943,294	888,479
Public funds	362,175	265,225	296,202	284,529	305,099
Other	26,670	34,320	33,750	24,331	25,179
Total Transaction Accounts	3,855,856	3,786,189	3,635,581	2,937,821	2,772,225

Savings	689,179	655,072	619,251	554,836	519,152

Money market
Commercial	611,623	634,697	586,416	487,759	494,803
Retail	661,311	613,532	579,126	572,785	553,075
Brokered	196,616	141,808	—	—	—
Public funds	86,820	67,041	67,350	63,834	60,485
Total Money Market	1,556,370	1,457,078	1,232,892	1,124,378	1,108,363

Brokered time certificates	233,815	381,028	572,465	597,715	472,857
Other time certificates	597,341	635,476	606,594	672,749	712,156
	831,156	1,016,504	1,179,059	1,270,464	1,185,013
Total Deposits	$6,932,561	$6,914,843	$6,666,783	$5,887,499	$5,584,753

Customer sweep accounts	$119,609	$89,508	$92,125	$64,723	$86,121

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'20	3Q'20	2Q'20	1Q'20	4Q'19	4Q'20	4Q'19

Net Income	$29,347	$22,628	$25,080	$709	$27,176	$77,764	$98,739

Total noninterest income	14,930	16,946	15,006	14,688	16,376	61,570	56,732
Securities (gains) losses, net	18	(4)	(1,230)	(19)	(2,539)	(1,235)	(1,217)
BOLI benefits on death (included in other income)	—	—	—	—	—	—	(956)
Total Adjustments to Noninterest Income	18	(4)	(1,230)	(19)	(2,539)	(1,235)	(2,173)
Total Adjusted Noninterest Income	14,948	16,942	13,776	14,669	13,837	60,335	54,559

Total noninterest expense	43,681	51,674	42,399	47,798	38,057	185,552	160,739
Merger related charges	—	(4,281)	(240)	(4,553)	(634)	(9,074)	(969)
Amortization of intangibles	(1,421)	(1,497)	(1,483)	(1,456)	(1,456)	(5,857)	(5,826)
Business continuity expenses	—	—	—	(307)	—	(307)	(95)
Branch reductions and other expense initiatives	(354)	(464)	—	—	—	(818)	(1,846)
Total Adjustments to Noninterest Expense	(1,775)	(6,242)	(1,723)	(6,316)	(2,090)	(16,056)	(8,736)
Total Adjusted Noninterest Expense	41,906	45,432	40,676	41,482	35,967	169,496	152,003

Income Taxes	8,793	6,992	7,188	(155)	8,103	22,818	29,873
Tax effect of adjustments	440	1,530	121	1,544	(110)	3,635	1,846
Effect of change in corporate tax rate on deferred tax assets	—	—	—	—	—	—	(1,135)
Total Adjustments to Income Taxes	440	1,530	121	1,544	(110)	3,635	711
Adjusted Income Taxes	9,233	8,522	7,309	1,389	7,993	26,453	30,584
Adjusted Net Income	$30,700	$27,336	$25,452	$5,462	$26,837	$88,950	$104,591

Earnings per diluted share, as reported	$0.53	$0.42	$0.47	$0.01	$0.52	$1.44	$1.90
Adjusted Earnings per Diluted Share	0.55	0.50	0.48	0.10	0.52	1.65	2.01
Average diluted shares outstanding	55,739	54,301	53,308	52,284	52,081	53,930	52,029

Adjusted Noninterest Expense	$41,906	$45,432	$40,676	$41,482	$35,967	$169,496	$152,003
Provision for credit losses on unfunded commitments	795	(756)	(178)	(46)	—	(185)	—
Foreclosed property expense and net (loss)/gain on sale	(1,821)	(512)	(245)	315	(3)	(2,263)	(51)
Net Adjusted Noninterest Expense	$40,880	$44,164	$40,253	$41,751	$35,964	$167,048	$151,952

Revenue	$83,721	$80,449	$82,278	$77,865	$78,136	$324,313	$300,350
Total Adjustments to Revenue	18	(4)	(1,230)	(19)	(2,539)	(1,235)	(2,173)
Impact of FTE adjustment	112	118	116	114	86	460	335
Adjusted Revenue on a fully taxable equivalent basis	$83,851	$80,563	$81,164	$77,960	$75,683	$323,538	$298,512
Adjusted Efficiency Ratio	48.75%	54.82%	49.60%	53.55%	47.52%	51.63%	50.90%

Net Interest Income	$68,791	$63,503	$67,272	$63,177	$61,760	$262,743	$243,618
Impact of FTE adjustment	112	118	116	114	86	460	335
Net Interest Income including FTE adjustment	$68,903	$63,621	$67,388	$63,291	$61,846	$263,203	$243,953
Total noninterest income	14,930	16,946	15,006	14,688	16,376	61,570	56,732
Total noninterest expense	43,681	51,674	42,399	47,798	38,057	185,552	160,739
Pre-Tax Pre-Provision Earnings	$40,152	$28,893	$39,995	$30,181	$40,165	$139,221	$139,946
Total Adjustments to Noninterest Income	18	(4)	(1,230)	(19)	(2,539)	(1,235)	(2,173)
Total Adjustments to Noninterest Expense	(2,801)	(7,510)	(2,146)	(6,047)	(2,093)	(18,504)	(8,787)
Adjusted Pre-Tax Pre-Provision Earnings	$42,971	$36,399	$40,911	$36,209	$39,719	$156,490	$146,560

Average Assets	$8,376,396	$8,086,890	$7,913,002	$7,055,543	$6,996,214	$7,860,000	$6,831,280
Less average goodwill and intangible assets	(238,631)	(228,801)	(230,871)	(226,712)	(226,060)	(231,267)	(228,042)
Average Tangible Assets	$8,137,765	$7,858,089	$7,682,131	$6,828,831	$6,770,154	$7,628,733	$6,603,238

Return on Average Assets (ROA)	1.39%	1.11%	1.27%	0.04%	1.54%	0.99%	1.45%
Impact of removing average intangible assets and related amortization	0.10	0.09	0.10	0.07	0.12	0.09	0.11
Return on Average Tangible Assets (ROTA)	1.49	1.20	1.37	0.11	1.66	1.08	1.56
Impact of other adjustments for Adjusted Net Income	0.01	0.18	(0.04)	0.21	(0.09)	0.09	0.02
Adjusted Return on Average Tangible Assets	1.50	1.38	1.33	0.32	1.57	1.17	1.58

GAAP TO NON-GAAP RECONCILIATION		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'20	3Q'20	2Q'20	1Q'20	4Q'19	4Q'20	4Q'19

Average Shareholders' Equity	$1,111,073	$1,061,807	$1,013,095	$993,993	$976,200	$1,045,219	$928,793
Less average goodwill and intangible assets	(238,631)	(228,801)	(230,871)	(226,712)	(226,060)	(231,267)	(228,042)
Average Tangible Equity	$872,442	$833,006	$782,224	$767,281	$750,140	$813,952	$700,751

Return on Average Shareholders' Equity	10.51%	8.48%	9.96%	0.29%	11.04%	7.44%	10.63%
Impact of removing average intangible assets and related amortization	3.36	2.87	3.51	0.66	3.91	2.66	4.09
Return on Average Tangible Common Equity (ROTCE)	13.87	11.35	13.47	0.95	14.95	10.10	14.72
Impact of other adjustments for Adjusted Net Income	0.13	1.71	(0.38)	1.91	(0.76)	0.83	0.21
Adjusted Return on Average Tangible Common Equity	14.00	13.06	13.09	2.86	14.19	10.93	14.93

Loan interest income[1]	$65,684	$60,573	$64,929	$63,524	$62,922	$254,710	$250,730
Accretion on acquired loans	(4,448)	(3,254)	(2,988)	(4,287)	(3,407)	(14,977)	(15,370)
Interest and fees on PPP loans	(5,187)	(1,719)	(5,068)	—	—	(11,974)	—
Loan interest income excluding PPP and accretion on acquired loans	$56,049	$55,600	$56,873	$59,237	$59,515	$227,759	$235,360

Yield on loans[1]	4.42	4.11	4.56	4.90	4.89	4.49	5.08
Impact of accretion on acquired loans	(0.30)	(0.22)	(0.21)	(0.33)	(0.26)	(0.27)	(0.31)
Impact of PPP loans	0.11	0.33	(0.04)	—	—	0.11	—
Yield on loans excluding PPP and accretion on acquired loans	4.23%	4.22%	4.31%	4.57%	4.63%	4.33%	4.77%

Net Interest Income[1]	$68,903	$63,621	$67,388	$63,291	$61,846	$263,203	$243,953
Accretion on acquired loans	(4,448)	(3,254)	(2,988)	(4,287)	(3,407)	(14,977)	(15,370)
Interest and fees on PPP loans	(5,187)	(1,719)	(5,068)	—	—	(11,974)	—
Net interest income excluding PPP and accretion on acquired loans	$59,268	$58,648	$59,332	$59,004	$58,439	$236,252	$228,583

Net Interest Margin	3.59	3.40	3.70	3.93	3.84	3.65	3.92
Impact of accretion on acquired loans	(0.23)	(0.17)	(0.16)	(0.27)	(0.21)	(0.21)	(0.25)
Impact of PPP loans	0.01	0.19	(0.08)	—	—	0.03	—
Net interest margin excluding PPP and accretion on acquired loans	3.37%	3.42%	3.46%	3.66%	3.63%	3.47%	3.67%

Security interest income[1]	$6,586	$7,129	$7,725	$8,848	$8,662	$30,288	$36,049
Tax equivalent adjustment on securities	(23)	(32)	(31)	(30)	(32)	(116)	(140)
Security interest income excluding tax equivalent adjustment	$6,563	$7,097	$7,694	$8,818	$8,630	$30,172	$35,909

Loan interest income[1]	$65,684	$60,573	$64,929	$63,524	$62,922	$254,710	$250,730
Tax equivalent adjustment on loans	(89)	(86)	(85)	(84)	(54)	(344)	(195)
Loan interest income excluding tax equivalent adjustment	$65,595	$60,487	$64,844	$63,440	$62,868	$254,366	$250,535

Net Interest Income[1]	$68,903	$63,621	$67,388	$63,291	$61,846	$263,203	$243,953
Tax equivalent adjustment on securities	(23)	(32)	(31)	(30)	(32)	(116)	(140)
Tax equivalent adjustment on loans	(89)	(86)	(85)	(84)	(54)	(344)	(195)
Net interest income excluding tax equivalent adjustment	$68,791	$63,503	$67,272	$63,177	$61,760	$262,743	$243,618

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.